Exhibit 13.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Tsz Keung CHAN, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 20-F of Rich Sparkle Holdings Limited for the fiscal year ended September 30, 2025, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 20-F fairly presents, in all material respects, the financial condition and results of operations of Rich Sparkle Holdings Limited.

Date: February 6, 2026

/s/ Tsz Keung CHAN
Tsz Keung CHAN
Chief Executive Officer
(Principal Executive Officer)

I, Sze Lok WONG, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 20-F of Rich Sparkle Holdings Limited for the fiscal year ended September 30, 2025, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 20-F fairly presents, in all material respects, the financial condition and results of operations of Rich Sparkle Holdings Limited.

Date: February 6, 2026

/s/ Sze Lok WONG
Sze Lok WONG
Chief Financial Officer
(Principal Accounting and Financial Officer)